Amended Schedule A to the Declaration of Trust as of August 3, 2015. Incorporated herein by reference to the Registrants Registration Statement as filed with the Securities and Exchange Commission on September
24, 2015 (Accession Number 0001193125-15-327400).

Amended Schedule A to the Declaration of Trust as of September 9, 2015. Incorporated herein by reference to the Registrants Registration Statement as filed with the Securities and Exchange Commission on September 24, 2015 (Accession Number 0001193125-15-
327400).